EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              --------------------


1.       National HMO (NY), Inc.

2.       Health Acquisition Corp., d/b/a Allen Health Care Services

3.       New England Home Care, Inc.

4.       Connecticut Staffing Works Corp.

5.       Accredited Health Services, Inc.